UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 24, 2011

NEW ENERGY SYSTEMS GROUP
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34847	20-2132336
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

116 West 23rd St., 5th FL New York, NY 10011
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  917-573-0302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On November 24, 2011, New Energy Systems Group (the “Company”) entered into an Equity Transfer Agreement (the “Equity Transfer Agreement”) with Xuemei Fang (“Fang”) and Weirong Xu (“Xu”, and together with Fang, the “Buyers”). Under the Equity Transfer Agreement, the Company agrees to transfer 100% of the equity interest of Billion Electronics Limited (BVI) (“Billion Electronics”) to the Buyers for a cash consideration of RMB 85,553,892.75 ("Equity Transfer"). The purchase price equals the appraisal value of Billion Electronics, including  its wholly owned subsidiaries Shenzhen E’Jenie Technology Development Co., Ltd. (“E’Jenie”) and Shenzhen NewPower Technology Development Co., Ltd. ("NewPower"), less RMB 153,033,107.25 of debt that the Company owes E’Jenie, which shall be cancelled upon completion of the Equity Transfer. Fang will pay RMB 51,320,335.65 for 60% of the equity interest in Billion Electronics and Xu will pay RMB 34,213,557.10 for 40% of the equity interest in Billion Electronics. RMB 17,106,778.55, or 20% of the purchase price, will be paid upon the registration of the Equity Transfer with the relevant PRC authority. Thereafter, the Buyers will pay an aggregate of RMB 5,800,000 every two months, until the purchase price is paid in full. Fang is a Vice President of E’Jenie and Xu is the Director of Marketing of NewPower.

In connection with the Equity Transfer Agreement, the Company entered into a Security Agreement (“Security Agreement”) with E’Jenie on November 24, 2011. Under the Security Agreement, E’Jenie agrees to pledge all its assets as collaterals for the debt of the Buyers arising out of the Equity Transfer Agreement. The Equity Transfer Agreement is further guaranteed by the Buyers, pursuant to two Guarantee Agreements, dated November 24, 2011, made by Fang and Xu, respectively, to the Company (the “Guarantee Agreements”) for a period of two years commencing at the date of maturity of debt under the Equity Transfer Agreement.

The foregoing description of the Equity Transfer Agreement, the Security Agreement and the Guarantee Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements attached to this Form 8-K as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 and incorporated herein by reference.

Item 8.01.     Other Events.

On November 30, 2011, the Company announced its Board of Directors and Management team have finalized the sale of its E’Jenie and NewPower battery and battery components business to a group of employees in each business unit for approximately $13.4 million.  A copy of the press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Equity Transfer Agreement between New Energy Systems Group and Billion Electronics Limited (BVI), dated November 24, 2011.
10.2	Security Agreement between New Energy Systems Group and Shenzhen E’Jenie Technology Development Co., Ltd., dated November 24, 2011.
10.3	Guarantee Agreement made to New Energy Systems Group by Xuemei Fang, dated November 24, 2011.
10.4	Guarantee Agreement made to New Energy Systems Group by Weirong Xu, dated November 24, 2011.
99.1	Press release dated November 30, 2011, issued by New Energy Systems Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENERGY SYSTEMS GROUP

Date: November 30, 2011	By:	/s/ Weihe Yu
Name: Weihe Yu
Title: Chief Executive Officer

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